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                                                                    EXHIBIT 16.1

                         [DELOITTE & TOUCHE LETTERHEAD]





November 15, 2000


Mr. Scott E. Campbell
President and Chief Executive Officer
Pan Western Energy Corporation
1390 South Potomac, Suite 136
Aurora, Colorado 80135

Dear Scott:

This is to confirm that the client-auditor relationship between Pan Western Energy Corporation (Commission File No. 022349) and Deloitte & Touche LLP has ceased.

Yours truly,


/s/ DELOITTE & TOUCHE LLP



cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 5th Street, N.W.
     Washington, DC 20549